EXHIBIT 24.1
POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints MEL G. BREKHUS, RICHARD M. FOWLER and JAMES R. McCRAW, and each of them, with full power of substitution as the undersigned’s attorney or attorney-in-fact, to sign for each of them and in each of their names, as members of the Board of Directors, a Registration Statement on Form S-4, and any and all amendments, filed by TEXAS INDUSTRIES, INC., a Delaware corporation, with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, with full power and authority to do and perform any and all acts and things necessary or appropriate to be done in the premises.
DATED: September 29, 2005

/s/ ROBERT ALPERT
ROBERT ALPERT
(Director)

/s/ SAM COATS
SAM COATS
(Director)

/s/ GORDON E. FORWARD
GORDON E. FORWARD
(Director)

/s/ KEITH W. HUGHES
KEITH W. HUGHES
(Director)

/s/ HENRY H. MAUZ, JR.
HENRY H. MAUZ, JR.
(Director)

/s/ THOMAS R. RANSDELL
THOMAS R. RANSDELL
(Director)

/s/ ROBERT D. ROGERS
ROBERT D. ROGERS
(Director)